Exhibit 99.1
BearingPoint Provides Preliminary Unaudited Results for
Fiscal Year 2006
Outlines Timeline for Becoming Current with SEC Filings
Discusses Preliminary Plans to Create
Substantial Employee Stake in EMEA Practice
McLean, Va. (Feb. 13, 2007) —BearingPoint, Inc. (NYSE: BE), one of the world’s largest management and technology consulting firms, will provide several performance and operational updates at its investor meeting being held today.
2006 Preliminary Unaudited Results
The Company reported preliminary, unaudited results for its fiscal year ending December 31, 2006:
•	Gross revenue for 2006 is expected to be in the range of $3.45 to $3.55 billion, representing a 2% to 5% growth rate over 2005.

•	Net revenue for 2006 is expected to be in the range of $2.55 to $2.65 billion, an approximately 5% to 10% increase over the prior year.

•	Net loss before tax for 2006 is expected to be in the range of $144 to $214 million. The factors that will impact the 2006 net loss before tax include, among other things: significant finance and accounting costs related to the completion of its 2006 financial statements and related audit (approximately $252 million), occupancy costs (approximately $142 million), systems costs (approximately $126 million) and settlement of contractual disputes (approximately $67 million).
The preliminary, unaudited information provided above is, in part, based on the Company’s current estimate of results from operations for the second half of 2006, and remains subject to change based on actual results, the subsequent occurrence or identification of events prior to the completion of the closing and audit of its 2006 financial statements, as well as any further adjustments made in connection with the closing and audit procedures.
The Company also cautioned that estimated payments in connection with the settlement of its dispute with Hawaiian Telcom Communications, Inc., anticipated costs related to the design and implementation of its North American financial systems upgrades, payments of employee bonuses and other additional accrued expenses for 2006 could significantly impact its cash balances for the first quarter of fiscal 2007, if recently improved cash collection levels are not sustained.
CEO Harry You commented: “Our year-over-year top-line growth is evidence that our strategy is working and, while we continued to experience abnormally high infrastructure expense, our business units’

performance continues to improve. I am extremely proud of the work our people are doing and that BearingPoint continues to be the management and technology consulting firm of choice for many government and commercial clients worldwide.”
2006 Form 10-K Filing
The Company confirmed today that it will not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 by its scheduled due date of March 1, 2007. The Company currently estimates that the 2006 Form 10-K Annual Report will be filed with the SEC in June 2007 and that the Company will become current in its periodic SEC filings in the third quarter of fiscal 2007.
Preliminary Exploration of Significant Employee Ownership Stake in EMEA Business Unit
The Company also stated that its Board of Directors has authorized exploration of the feasibility of providing a significant employee ownership stake in the Company’s EMEA (Europe, Middle East and Africa) business unit to the employees of that unit. Through external investment and employee acquisitions, the Company would expect to monetize a significant portion of its investment in its EMEA business unit. This decision is consistent with the Company’s stated goals of increasing shareholder value, increasing employee ownership, strengthening its balance sheet, and boosting customer confidence. At this time, the work is exploratory and no specific plans or timetable for a final decision have been approved by the Board.
“We have been considering a number of strategic options to maximize value for our shareholders and to make BearingPoint a stronger company, both financially and operationally. Putting additional equity in the hands of our employees is consistent with our stated objectives. We believe that exploring this option for our EMEA business unit will enable us to accelerate our vision to become the next great consultancy and springboard the Company’s growth,” Mr. You said.
The investor meeting presentation will be accessible via a listen-only teleconference call and an audiocast beginning at 8 a.m. ET. To listen via telephone, please dial +1 (800) 399-6696 [+1 (706) 679-7614 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The audiocast, together with a related slide presentation, will be available on the Investor Relations section of the BearingPoint Web site at www.bearingpoint.com. The slide presentation accompanying the investor meeting will be available on the Company’s website beginning approximately 15 minutes before the commencement of the teleconference call and audiocast.
Approximately two hours after the end of the call, a replay will be available online at www.bearingpoint.com and via telephone by dialing +1 (800) 642-1687 [+1 (706) 645-9291 outside the United States, Puerto Rico and Canada] and entering the pass code 7778422. The replay and slide presentation will remain available for two weeks following the event.
About BearingPoint, Inc.
BearingPoint, Inc. (NYSE: BE) is one of the world’s largest providers of management and technology consulting services to Global 2000 companies and government organizations in 60 countries worldwide. Based in McLean, Va., the firm has over 17,000 employees and major practice areas focusing on the Public Services, Financial Services and Commercial Services markets. For nearly 100 years, BearingPoint professionals have built a reputation for knowing what it takes to help clients achieve their goals, and working closely with them to get the job done. For more information, visit the Company’s website at www.BearingPoint.com.

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Forward Looking Statements
This release contains forward-looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “continue,” “expects,” “intends,” “plans,” “believes,” “in the Company’s view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and which could materially and adversely affect the Company’s financial condition and results of operations. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from the forward-looking statements for many reasons, including, without limitation, the following:
The Company’s continuing failure to timely file certain required periodic reports with the SEC imposes significant risks to the Company’s business, including the possible loss of business, delisting from the New York Stock Exchange and defaults under the Company’s credit facility. The Company has identified material weaknesses in its internal control over financial reporting, which could materially and adversely affect its business and financial condition. The Company’s current cash resources might not be sufficient to meet its expected near-term cash needs, especially to fund intra-quarter operating cash requirements and non-recurring cash requirements (e.g., to settle lawsuits). The Company has limited availability under its credit facility to borrow additional amounts or issue additional letters of credit, and the Company may not be able to refinance its debt or to do so on favorable terms. The Company’s credit facility imposes a number of restrictions which may negatively affect its ability to finance future needs, or do so on favorable terms. If the Company violates these restrictions, the Company could be in default under the credit facility or other indebtedness. If the Company’s operating performance is materially and adversely affected, the Company may not be able to service its indebtedness. The Company may be required to post cash collateral to support obligations under its credit facility, as well as surety bonds, and the Company may be unable to obtain new surety bonds, letters of credit or bank guarantees in support of client engagements on acceptable terms. If the Company’s borrowings under the credit facility or debentures were to be accelerated, there would be a material and adverse effect on the Company’s financial condition. Downgrades of the Company’s credit ratings could materially and adversely affect its financial condition. Please refer to Item 1A, Risk Factors to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/ for additional information regarding risk factors.
2006 Preliminary Unaudited Results
The preliminary, unaudited information provided above is, in part, based on the Company’s current estimate of results from operations for the second half of 2006. The Company is currently in the process of finalizing its preliminary financial results for the second half of 2006 and its financial year-end closing procedures and annual audit have not yet commenced (collectively, the “Remaining Procedures”). The Company’s preliminary, unaudited results provided herein are subject to changes which may result from the completion of the Remaining Procedures and to the impact of the subsequent occurrence or identification of events prior to the completion of the Remaining Procedures such as: increased audit costs, settlement of litigation, potential goodwill impairment, and unexpected contract write-offs. The effect of any such changes or subsequently identified matters could materially affect the preliminary, unaudited financial results reported herein. While the Company has prepared the preliminary unaudited results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company currently can give no assurances that all adjustments necessary to present its financials in accordance with GAAP have yet been identified or completed. Therefore, all preliminary results reported must continue to be considered preliminary until the Remaining Procedures are complete.
Net revenue is a non-GAAP financial measure. The most directly comparable financial measure in accordance with GAAP is gross revenue. Net revenue is derived by deleting the component of gross revenue that consists of other direct contract expenses, which are costs that are directly attributable to client engagements. These costs include items such as computer hardware and software, travel expenses for professional personnel and costs associated with subcontractors. Gross revenue during 2006 is projected to be approximately $3.45 billion to $3.55 billion. Other direct contract expenses during 2006 are projected to be approximately $900 million. When other direct contact expenses are subtracted from gross revenue of approximately $3.45 billion to $3.55 billion, the result is approximately $2.55 billion to $2.65 billion, which is net revenue. The company believes that it is useful to investors to be informed of net revenue because it represents the actual amount paid by our clients specifically for professional services.
For Media:
Elliot Sloane
Sloane & Company
Tel. (212) 446-1860
esloane@sloanepr.com
Elizabeth Palmer
BearingPoint, Inc.
betsy.palmer@BearingPoint.com
Tel: (678) 731-2700
Mobile: (404) 242-4638
For Investors:
Francesca Luthi
BearingPoint, Inc.
Francesca.luthi@bearingpoint.com
Tel: (908) 607-2100

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